1 Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the First Quarter Ended March 31, 2021 • U.S. GAAP earnings per share of $0.33 for the quarter, compared to $0.38 for Q1'20 • ENI earnings per share of $0.34 for the quarter, compared to $0.30 for Q1'20; Landmark would have contributed $0.11 to ENI EPS in Q1'21 and $0.10 to ENI EPS in Q1'20, if not classified as discontinued operations • Net client cash flows (“NCCF”) for the quarter of $(2.4) billion (excluding Landmark) • AUM of $145.1 billion at March 31, 2021 excluding Landmark compared to $138.3 billion at December 31, 2020 excluding Landmark, driven by market appreciation • Announced divestiture of Landmark Partners, BrightSphere to receive approximately $724 million, including co-investment capital; sale expected to close in the second quarter of 2021 • Landmark results are classified within discontinued operations for current and prior periods and are therefore not reflected in ENI, NCCF or ending AUM BOSTON - April 29, 2021 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the first quarter ended March 31, 2021. Suren Rana, BrightSphere’s President and Chief Executive Officer said, “BrightSphere produced ENI earnings per share of $0.34 for the quarter compared to $0.30 in the first quarter of 2020 due to an increase in our AUM driven by market and performance, our continued expense management, particularly driven by restructuring of our corporate center, and our share repurchase activity in 2020. The combined benefit from these initiatives helped offset the absence of earnings related to our prior affiliate, Barrow Hanley, which we divested in the fourth quarter of 2020. Our ENI earnings per share of $0.34 in the quarter was relatively flat compared to $0.35 that we reported in the fourth quarter of 2020 as our continued performance drove an increase in our AUM and revenue in the first quarter of 2021 but was offset by the absence of partial quarter revenue and earnings related to Barrow Hanley, given the completion of its sale in the middle of the fourth quarter of 2020. In the first quarter of 2021, we announced the sale of our Affiliate, Landmark Partners at what we believe to be a very attractive valuation, and which we expect to unlock significant value for our shareholders. Effective for the first quarter of 2021, Landmark has been included in discontinued operations for all reporting periods. If not included in discontinued operations, Landmark would have contributed $0.11 and $0.10 to our ENI EPS for the first quarter of 2021 and 2020, respectively. Our remaining business continues to be strong with best-in-class quantitative strategies offered through Acadian as well as fundamental strategies through TSW and private alternatives strategies through Campbell Global. We continue to follow our affiliate-led approach to growing our business while maintaining expense discipline at our corporate center. Our total net client cash flows in the quarter were $(2.4) billion (excluding Landmark), driven by net client cash flows of $(3.6) billion in Quant & Solutions, which were only partially offset by $1.2 billion of net client cash inflows in Liquid Alpha. The net outflows in Quant & Solutions were driven by re-balancing and reallocations from select strategies by certain clients. Long-term investment performance of our affiliates continues to be strong and investment performance of our largest Affiliate, Acadian, improved as the quarter progressed with 57%, 84% and 91% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods, respectively, as of March 31, 2021 compared to 43%, 50% and 90% as of December 31, 2020. In the first quarter of 2021, we amended our $150 million corporate revolving facility at the parent company level and assigned it to Acadian with a reduced size of $125 million. As a result, this facility is now only available to Acadian. Acadian drew $81 million on this facility for seasonal first quarter needs and expects to fully pay it down within the year. Our total consolidated debt (including the seasonal Acadian draw) at the end of the quarter stood at $475 million compared to $450 million of cash balance. We expect to deploy our excess capital toward deleveraging and return of capital to our shareholders.”

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on June 25, 2021 to shareholders of record as of the close of business on June 11, 2021. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on April 29, 2021. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 8633448 Link to Webcast: https://event.on24.com/wcc/r/3080106/01C7DAF5495E72BC64AE8DB109B1033D Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 8633448 About BrightSphere BrightSphere is a diversified, global asset management company with approximately $141 billion(1) of assets under management as of March 31, 2021. Through its three(1) world-class investment management Affiliates, BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, and liquid alpha strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website. __________________________________________________________ (1) In the first quarter of 2021, BrightSphere announced the divestiture of Investment Counselors of Maryland and Landmark Partners, which are each expected to close in the second quarter of 2021. These figures give effect to these divestitures.

3 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, the expected closing of the Investment Counselors of Maryland and Landmark Partners dispositions, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business or particular segments, expected future net cash flows, share repurchases, capital management, including the repayment of the Acadian credit facility, and/or expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2021, and subsequent SEC filings, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q1 2021 EARNINGS PRESENTATION April 29, 2021

# Q1'21 Highlights

## BrightSphere Highlights

- U.S. GAAP EPS of $0.33 for Q1'21 compared to $0.38 for Q1'20
- ENI EPS of $0.34 for the quarter compared to $0.30 for Q1'20[(1)]
- Announced divestiture of Landmark; sale expected to close in the second quarter of 2021
  - BrightSphere expected to receive approximately $724 million including co-investment capital (approximately $630 million after-tax)
- Landmark results are classified within discontinued operations for current and prior periods and are therefore not reflected in ENI, NCCF or ending AUM
  - Landmark would have contributed $0.11 to ENI EPS for Q1'21 and $0.10 to ENI EPS for Q1'20 if not classified as discontinued operations
  - Upon the closing of Landmark, the expected transaction multiple is 16.4x 2020 Adjusted EBITDA
- NCCF of $(2.4) billion[(1)] for Q1'21:
  - Quant & Solutions saw outflows concentrated in select strategies partly driven by re-balancing and asset reallocation in the rising market environment
  - Liquid Alpha had strong positive net flows driven by its differentiated fundamental strategies
- Quant and Solutions investment performance continued to be strong with 57%, 84% and 91% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods, respectively, at March 31, 2021

*Please see Definitions and Additional Notes*

*(1) Reflects reclassification of Landmark Partners to discontinued operations.*

BRIGHTSPHERE
Investment Group

5

# U.S. GAAP Statement of Operations

| *($ in millions, unless otherwise noted)* | Three Months Ended March 31, 2021 | March 31, 2020 | Increase (Decrease) | December 31, 2020 |
|---|---|---|---|---|
| Management fees | $ 125.3 | $ 142.6 | (12.1)% | $ 132.7 |
| Performance fees | 4.6 | 1.0 | 360.0 % | 5.3 |
| Other revenue | 1.3 | 1.6 | (18.8)% | 2.1 |
| Consolidated Funds' revenue | — | 1.5 | n/m | 0.9 |
| **Total revenue** | **131.2** | **146.7** | **(10.6)%** | **141.0** |
| Compensation and benefits | 67.9 | 49.4 | 37.4 % | 76.2 |
| General and administrative | 20.6 | 24.3 | (15.2)% | 25.5 |
| Impairment of goodwill | — | 16.4 | n/m | — |
| Depreciation and amortization | 5.6 | 5.1 | 9.8 % | 5.2 |
| Consolidated Funds' expense | — | — | — % | 0.1 |
| **Total operating expenses** | **94.1** | **95.2** | **(1.2)%** | **107.0** |
| **Operating income** | **37.1** | **51.5** | **(28.0)%** | **34.0** |
| Investment income (loss) | 2.6 | (13.7) | (119.0)% | 8.1 |
| Interest income | — | 0.3 | n/m | 0.1 |
| Interest expense | (6.2) | (7.8) | n/m | (6.3) |
| Gain (Loss) on sale of subsidiary | (1.3) | — | n/m | 234.1 |
| Net consolidated Funds' investment gains (losses) | — | (17.2) | n/m | 2.5 |
| **Income from continuing operations before taxes** | **32.2** | **13.1** | **145.8 %** | **272.5** |
| Income tax expense | 10.3 | 6.4 | 60.9 % | 77.4 |
| **Income from continuing operations** | **21.9** | **6.7** | **226.9 %** | **195.1** |
| Income from discontinued operations, net of tax[1] | 18.5 | 15.4 | 20.1 % | 10.4 |
| **Net income** | **40.4** | **22.1** | **82.8 %** | **205.5** |
| Net income (loss) attributable to non-controlling interests | 13.4 | (10.5) | (227.6)% | 7.5 |
| **Net income attributable to controlling interests** | **$ 27.0** | **$ 32.6** | **(17.2)%** | **$ 198.0** |
| Earnings per share, basic, $ | $ 0.34 | $ 0.38 | (10.5)% | $ 2.49 |
| Earnings per share, diluted, $ | $ 0.33 | $ 0.38 | (13.2)% | $ 2.42 |
| Basic shares outstanding (in millions) | 79.3 | 85.1 | | 79.6 |
| Diluted shares outstanding (in millions) | 82.3 | 85.1 | | 81.8 |
| U.S. GAAP operating margin | 28 % | 35 % | (683) bps | 24 % |
| Pre-tax income from continuing operations attributable to controlling interests | $ 32.2 | $ 23.7 | 35.9 % | $ 270.5 |
| Net income from continuing operations attributable to controlling interests | $ 21.9 | $ 17.3 | 26.6 % | $ 193.1 |

*Please see Definitions and Additional Notes*

*(1) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*

## Q1'21 vs. Q1'20

- Total revenue decreased (10.6)% from Q1'20 primarily due to lower management fees which were impacted by dispositions, partially offset by positive market returns in the past 12 months
- Operating expenses decreased (1.2)% from Q1'20 primarily due to dispositions and a reduction in G&A expense as a result of cost saving initiatives
- Loss on sale of subsidiary of $(1.3) million in Q1'21 represents the disposition of a business unit in the first quarter
- Income tax expense increased 60.9% from Q1'20 primarily due increase in income from continuing operations before taxes
- U.S. GAAP net income attributable to controlling interests decreased (17.2)% from the year ago quarter primarily due to the decrease in revenue
- Diluted earnings per share decreased (13.2)% from the year ago quarter due to lower earnings, partially offset by fewer shares outstanding

BRIGHTSPHERE Investment Group

6

7 Disciplined Execution of Long-Term Growth Strategy • Quant & Solutions ◦ Leveraging broad quant capabilities to provide exposures and solutions sought by clients • Liquid Alpha ◦ Differentiated fundamental strategies with strong long-term alpha generation remain attractive ◦ Evolving product mix in higher fee strategies • Product innovation ◦ Support Affiliate-led extensions of investment strategies into high-demand areas through ongoing seeding program • Affiliate-led distribution enhancements ◦ Support Affiliate expansion of distribution teams including entry into new markets and channels • Strong free cash flow from diverse products and revenues • Manage leverage using free cash flows from the business • Ongoing expense discipline • Anticipate deploying excess cash currently on the balance sheet and proceeds from the announced transactions toward debt pay down and return of capital to shareholders Focus on High- Demand Quant & Solutions (82% of Segment ENI) Support Affiliates’ Growth Strategies Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes

# Differentiated, Well-Positioned Segments[(1)]

ACADIAN

| Quant & Solutions |
|---|

- Highly scalable offerings with substantial capacity and global demand
- Leveraging data and technology in computational factor-based investment process
- Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals
- Ongoing product innovation responds to evolving client needs
- Multi-Asset Class capability meeting increased demand for broad-based, bespoke investment solutions

T | S | W

| Liquid Alpha |
|---|

- Demonstrated long-term alpha generation across diverse, long-only international and domestic public securities strategies including equities and fixed income
- Strong performance over market cycles driven by consistent investment discipline
- Expansion into in-demand, higher fee offerings support healthy operating margins
- Disciplined adherence to investment processes across market cycles

*Please see Definitions and Additional Notes*

*(1) The segments above reflect the announced divestitures of Landmark Partners and Investment Counselors of Maryland. Landmark Partners, previously included in the Alternative segment, is now reported within discontinued operations and excluded from operational data. The remaining portion of the Alternatives segment, including Campbell Global, has been reclassified to "Other". For additional details, refer to the Segment information included within the Supplemental Information section of this presentation.*

BRIGHTSPHERE Investment Group

8

# Segment Highlight: Quant & Solutions

- Segment NCCF of $(3.6) billion for Q1'21 compared to $1.5 billion for Q1'20 partly driven by re-balancing and asset reallocation from select strategies; AUM increased 41.1% from Q1'20 as a result of strong market performance
- Investment performance improved in Q1'21 and long term record remained strong
- Segment ENI increased 29.2% in Q1'21 compared to Q1'20 and operating margin increased 320 bps to 40.4% in Q1'21 compared to Q1'20 mainly due to higher revenue

## Key Performance Metrics

| | Three Months Ended March 31, | | | Three Months Ended December 31, | |
|---|---|---|---|---|---|
| | 2021 | 2020 | Increase (Decrease) | 2020 | Increase (Decrease) |
| **Operational Information** | | | | | |
| AUM $b | $ 111.5 | $ 79.0 | 41.1 % | $ 107.4 | 3.8 % |
| Average AUM $b | $ 109.3 | $ 92.9 | 17.7 % | $ 99.3 | 10.1 % |
| NCCF $b | $ (3.6) | $ 1.5 | $ (5.1) | $ (1.3) | $ (2.3) |
| Annualized Revenue Impact of NCCF $m | $ (8.6) | $ (0.9) | $ (7.7) | $ (8.0) | $ (0.6) |
| ENI management fee rate (bps) | 37 | 37 | — | 37 | — |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 103.5 | $ 86.1 | 20.2 % | $ 96.9 | 6.8 % |
| Segment Economic Net Income $m | $ 40.3 | $ 31.2 | 29.2 % | $ 35.7 | 12.9 % |
| ENI Operating Margin | 40.4 % | 37.2 % | 320 bps | 38.3 % | 210 bps |
| Adjusted EBITDA $m | $ 45.5 | $ 35.9 | 26.7 % | $ 40.4 | 12.6 % |

## Segment Performance - Quant & Solutions

**Revenue-Weighted** (1)



100%
50%
0%
57%
84%
91%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 43% | 50% | 90% |
| Q1'20 | 46% | 59% | 100% |

**Equal-Weighted**



100%
50%
0%
60%
68%
84%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 39% | 54% | 89% |
| Q1'20 | 52% | 68% | 94% |

**Asset-Weighted**



100%
50%
0%
53%
75%
87%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 36% | 43% | 85% |
| Q1'20 | 41% | 63% | 100% |

*Please see Definitions and Additional Notes*

(1) *As of March 31, 2021, Quant & Solutions assets representing 74% of revenue were outperforming benchmarks on a 1- year basis, compared to 46% at March 31, 2020 and 47% at December 31, 2020.*

BRIGHTSPHERE Investment Group

9

# Segment Highlight: Liquid Alpha

- Segment NCCF of $1.2 billion for Q1'21 compared to $(1.1) billion for Q1'20
- Decline in segment AUM to $28.9 billion at March 31, 2021 compared to $58.5 billion at March 31, 2020, driven by $49 billion decrease from the Barrow Hanley disposition in Q4'20 which was partly offset by market improvement
- Long-term investment performance remained strong; near-term performance impacted by COVID-related market volatility
- Segment ENI revenue decreased 57.0% in Q1'21 compared to Q1'20 while operating margin increased 1190 bps to 50.4% in Q1'21 compared to Q1'20 mainly due to the disposition of Barrow Hanley

## Key Performance Metrics

| | Three Months Ended March 31, | | | Three Months Ended December 31, | |
|---|---|---|---|---|---|
| | 2021 | 2020 | Increase (Decrease) | 2020 | Increase (Decrease) |
| **Operational Information** | | | | | |
| AUM $b | $ 28.9 | $ 58.5 | (50.6)% | $ 25.1 | 15.1 % |
| Average AUM $b | $ 27.1 | $ 71.1 | (61.9)% | $ 44.6 | (39.2)% |
| NCCF $b | $ 1.2 | $ (1.1) | $ 2.3 | $ (0.4) | $ 1.6 |
| Annualized Revenue Impact of NCCF $m | $ 4.0 | $ (7.4) | $ 11.4 | $ (5.7) | $ 9.7 |
| ENI management fee rate (bps) | 37 | 30 | 7 | 33 | 4 |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 22.6 | $ 52.5 | (57.0)% | $ 35.8 | (36.9)% |
| Segment Economic Net Income $m | $ 8.8 | $ 17.0 | (48.2)% | $ 13.8 | (36.2)% |
| ENI Operating Margin | 50.4 % | 38.5 % | 1190 bps | 47.5 % | 290 bps |
| Adjusted EBITDA $m | $ 8.9 | $ 17.1 | (48.0)% | $ 14.0 | (36.4)% |

## Segment Performance - Liquid Alpha

**Revenue-Weighted** (1)



100%
50%
0%
28%
13%
92%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 52% | 21% | 93% |
| Q1'20 | 22% | 29% | 55% |

**Equal-Weighted**



100%
50%
0%
57%
43%
86%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 75% | 38% | 88% |
| Q1'20 | 32% | 47% | 69% |

**Asset-Weighted**



100%
50%
0%
34%
16%
95%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'20 | 48% | 22% | 96% |
| Q1'20 | 22% | 30% | 54% |

*Please see Definitions and Additional Notes*

*(1) As of March 31, 2021 Liquid Alpha assets representing 72% of revenue were outperforming benchmarks on a 1- year basis, compared to 19% at March 31, 2020 and 2% at December 31, 2020.*

BRIGHTSPHERE Investment Group

10

# Key Performance Metrics

## Key Performance Metrics[1]

| ($ in millions, unless otherwise noted) | Three Months Ended March 31, | | | Three Months Ended December 31, | |
|---|---|---|---|---|---|
| U.S. GAAP Basis | 2021 | 2020 | Increase (Decrease) | 2020 | Increase (Decrease) |
| Revenue | $ 131.2 | $ 146.7 | (10.6)% | $ 141.0 | (7.0)% |
| Pre-tax income from cont. ops. attributable to controlling interests[2] | 32.2 | 23.7 | 35.9 % | 270.5 | (88.1)% |
| Net income attributable to controlling interests | 27.0 | 32.6 | (17.2)% | 198.0 | (86.4)% |
| Diluted shares outstanding (in millions) | 82.3 | 85.1 | | 81.8 | |
| Diluted earnings per share, $ | $ 0.33 | $ 0.38 | (13.2)% | $ 2.42 | (86.4)% |
| U.S. GAAP operating margin[2] | 28 % | 35 % | (683) bps | 24 % | 416 bps |
| **Economic Net Income Basis (Non-GAAP measure used by management)[2]** | | | | | |
| ENI revenue | $ 131.3 | $ 144.7 | (9.3)% | $ 139.6 | (5.9)% |
| Pre-tax economic net income | 38.6 | 34.4 | 12.2 % | 39.2 | (1.5)% |
| Economic net income | 28.2 | 25.9 | 8.9 % | 28.4 | (0.7)% |
| ENI diluted earnings per share, $ | $ 0.34 | $ 0.30 | 13.3 % | $ 0.35 | (2.9)% |
| Adjusted EBITDA | 50.0 | 46.1 | 8.5 % | 50.0 | — % |
| ENI operating margin | 36 % | 30 % | 607 bps | 35 % | 160 bps |
| **Other Operational Information** | | | | | |
| Assets under management at period end ($ in billions)[2] | $ 145.1 | $ 143.3 | 1.3 % | $ 138.3 | 4.9 % |
| Net client cash flows ($ in billions)[2] | (2.4) | 0.7 | n/m | (1.5) | n/m |
| Annualized revenue impact of net flows ($ in millions) | (4.6) | (2.9) | n/m | (9.9) | n/m |

*Please see Definitions and Additional Notes*

*(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

*(2) Landmark results are classified within discontinued operations for current and prior periods and are therefore not reflected in U.S. GAAP pre-tax income from continuing operations attributable to controlling interests, U.S. GAAP operating margin, ENI and other operational metrics.*

BRIGHTSPHERE Investment Group

11

12 ENI Revenue Commentary • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliates • Q1'21 ENI revenue of $131.3 million decreased from Q1'20 by (9.3)% primarily due to a decrease in management fees • Management fees decreased (12.1)% from Q1'20 primarily due to a decrease in average AUM driven by dispositions, partly offset by equity market increase ENI Revenue(1) ($M) Three Months Ended March 31, Three Months Ended December 31, 2021 2020 Increase (Decrease) 2020 Increase (Decrease) Management fees $ 125.3 $ 142.6 (12.1)% $ 132.7 (5.6)% Performance fees 4.6 1.0 360.0 5.3 (13.2)% Other income, including equity-accounted Affiliates 1.4 1.1 27.3% 1.6 (12.5)% ENI revenue $ 131.3 $ 144.7 (9.3)% $ 139.6 (5.9)% __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.

# ENI Operating Expenses

## Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses decreased to $55.5 million in Q1'21 from $69.8 million in Q1'20 reflecting dispositions, expense discipline and Center restructuring, and Q1'21 Operating Expense Ratio[1] decreased to 44.3% for the period
- Full-year Operating Expense Ratio[1] expected to be in the range of 44-46% if the equity market remains at the same level; ratio is subject to fluctuations as assets and ENI management fees change

## ENI Operating Expenses[3]

| ($M) | Three Months Ended March 31, 2021 $M | 2021 % of MFs[2] | 2020 $M | 2020 % of MFs[2] | Increase (Decrease) | Three Months Ended December 31, 2020 $M | 2020 % of MFs[2] | Increase (Decrease) |
|---|---|---|---|---|---|---|---|---|
| Fixed compensation and benefits | $ 28.8 | 23.0 % | $ 38.8 | 27.2 % | (26)% | $ 32.6 | 24.6 % | (12)% |
| G&A expenses (excl. sales-based compensation) | 18.9 | 15.1 % | 23.8 | 16.7 % | (21)% | 20.5 | 15.4 % | (8)% |
| Depreciation and amortization | 5.6 | 4.5 % | 5.1 | 3.6 % | 10% | 5.3 | 4.0 % | 6% |
| **Core operating expense subtotal** | **$ 53.3** | **42.5 %** | **$ 67.7** | **47.5 %** | (21)% | **$ 58.4** | **44.0 %** | (9)% |
| Sales-based compensation | 2.2 | 1.8 % | 2.1 | 1.5 % | 5% | 2.6 | 2.0 % | (15)% |
| **Total ENI operating expenses** | **$ 55.5** | **44.3 %** | **$ 69.8** | **48.9 %** | (20)% | **$ 61.0** | **46.0 %** | (9)% |
| Note: ENI Management fees | $ 125.3 | | $ 142.6 | | (12)% | $ 132.7 | | (6)% |

*Please see Definitions and Additional Notes*
*(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*
*(2) Represents reported ENI management fee revenue.*
*(3) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*

BRIGHTSPHERE Investment Group
13

14 ENI Variable Compensation(1) ($M) Three Months Ended March 31, Three Months Ended December 31, 2021 2020 Increase (Decrease) 2020 Increase (Decrease) Cash variable compensation $ 26.3 $ 26.7 (1)% $ 26.6 (1)% Add: Non-cash equity-based award amortization 1.6 4.2 (62)% 3.3 (52)% Variable compensation 27.9 30.9 (10)% 29.9 (7)% Earnings before variable compensation $ 75.8 $ 74.9 1% $ 78.6 (4)% Variable Compensation Ratio (VC as % of earnings before variable comp.) 36.8% 41.3% (445) bps 38.0% (123) bps • Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate’s ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees ◦ Affiliate variable compensation includes cash and equity provided through recycling ◦ Center variable compensation includes cash and BSIG equity • Q1'21 Variable Compensation Ratio decreased to 36.8% from 41.3% in Q1'20 • Full-year Variable Compensation Ratio expected to be in the range of 37-39% ___________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods. ENI Variable Compensation Commentary

# Affiliate Key Employee Distributions

## Commentary

- Represents employees' share of profit from their respective Affiliate, in some cases following an initial preference to BSIG[1]
- Q1'21 Distribution Ratio of 8.1% lower than Q1'20 mainly due to dispositions
- Full-year Distribution Ratio expected to be in the range of 9-11%; mix of Affiliate earnings will have significant impact to the ratio

## Affiliate Key Employee Distributions[2]

| ($M) | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | Increase (Decrease) | Three Months Ended December 31, 2020 | Increase (Decrease) |
|---|---|---|---|---|---|
| (A) Earnings after variable compensation (ENI operating earnings) | $ 47.9 | $ 44.0 | *9%* | $ 48.7 | *(2)%* |
| (B) **Less: Affiliate key employee distributions** | **(3.9)** | **(4.0)** | *(3)%* | **(4.5)** | *(13)%* |
| Earnings after Affiliate key employee distributions | $ 44.0 | $ 40.0 | *10%* | $ 44.2 | *—%* |
| Affiliate Key Employee Distribution Ratio (B / A) | 8.1 % | 9.1 % | *(95) bps* | 9.2 % | *(110) bps* |

*Please see Definitions and Additional Notes*
*(1) For consolidated Affiliates.*
*(2) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*

BRIGHTSPHERE Investment Group
15

# Balance Sheet Management

## Balance Sheet(1)

| ($M) | March 31, 2021 | December 31, 2020 |
|---|---|---|
| **Assets** | | |
| Cash and cash equivalents | $ 450.5 | $ 391.3 |
| Restricted cash | 1.6 | 1.6 |
| Investment advisory fees receivable | 120.7 | 112.6 |
| Right of use assets | 80.1 | 82.3 |
| Investments | 114.6 | 115.1 |
| Other assets | 296.9 | 312.3 |
| Assets of Affiliate held for sale | 241.6 | 249.7 |
| Assets of consolidated Funds held for sale | 130.9 | 114.3 |
| **Total assets** | **$ 1,436.9** | **$ 1,379.2** |
| **Liabilities and shareholders' equity** | | |
| Accounts payable and accrued expenses | $ 57.6 | $ 126.5 |
| Due to OM plc | 2.0 | 3.4 |
| Third party borrowings | 475.5 | 394.3 |
| Operating lease liabilities | 96.9 | 98.9 |
| Other liabilities | 150.6 | 144.8 |
| Liabilities of Affiliate held for sale | 224.3 | 226.9 |
| **Total liabilities** | **$ 1,006.9** | **$ 994.8** |
| Shareholders' equity | 330.7 | 302.4 |
| Non-controlling interests, including NCI of consolidated Funds | 99.3 | 82.0 |
| **Total equity** | **430.0** | **384.4** |
| **Total liabilities and equity** | **$ 1,436.9** | **$ 1,379.2** |
| Weighted average quarterly diluted shares | 82.3 | 81.8 |
| Leverage ratio(2) | 2.4 x | 2.1 x |
| Net leverage ratio(3) | 0.1 x | — x |

## Capital

- March 31 net leverage ratio (third party borrowings, net of total cash and cash equivalents / Adj. EBITDA) of 0.1x
- Increase in gross debt from $394.3 million as of December 31, 2020 to $475.5 million as of March 31, 2021 due to approximately $81 million draw-down by Acadian on their stand-alone credit facility for seasonal use during the current quarter, expected to be paid down by Acadian within the year
- Total seed and co-investment holdings of $71.7 million

## Dividend

- $0.01 per share interim dividend approved
  - Payable June 25 to shareholders of record as of June 11

*(1) Reflects reclassification of Landmark Partners balances and consolidated Funds to assets and liabilities held for sale.*
*(2) Represents the Company's third party borrowings, divided by last twelve months Adjusted EBITDA.*
*(3) Represents the Company's third party borrowings, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.*

BRIGHTSPHERE Investment Group

16

17 Supplemental Information

# Segment Information for Q1'21 and Q1'20

| ($ in millions, unless otherwise noted) | Three Months Ended March 31, 2021 | | | | | Three Months Ended March 31, 2020 | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Quant & Solutions | Liquid Alpha | Other[4] | Reconciling Items[1] | Total U.S. GAAP[3] | Quant & Solutions | Liquid Alpha | Other[4] | Reconciling Items[1] | Total U.S. GAAP[3] |
| **ENI Revenue** | $ 103.5 | $ 22.6 | $ 5.2 | $ (0.1) | $ 131.2 | $ 86.1 | $ 52.5 | $ 6.1 | $ 2.0 | $ 146.7 |
| **ENI Operating Expenses** | 39.1 | 6.8 | 9.6 | 6.3 | 61.8 | 37.1 | 19.8 | 12.9 | (9.9) | 59.9 |
| **Earnings before variable compensation** | 64.4 | 15.8 | (4.4) | (6.4) | 69.4 | 49.0 | 32.7 | (6.8) | 11.9 | 86.8 |
| Variable compensation | 22.6 | 4.4 | 0.9 | 0.5 | 28.4 | 17.0 | 12.5 | 1.4 | 0.4 | 31.3 |
| **Earnings after variable compensation** | 41.8 | 11.4 | (5.3) | (6.9) | 41.0 | 32.0 | 20.2 | (8.2) | 11.5 | 55.5 |
| Affiliate key employee distributions | 1.5 | 2.6 | (0.2) | — | 3.9 | 0.8 | 3.2 | — | — | 4.0 |
| **Earnings after Affiliate key employee distributions** | 40.3 | 8.8 | (5.1) | (6.9) | 37.1 | 31.2 | 17.0 | (8.2) | 11.5 | 51.5 |
| Net interest income (expense) | — | — | (5.4) | (0.8) | (6.2) | — | — | (5.6) | (1.9) | (7.5) |
| Net investment income (loss) | — | — | — | 2.6 | 2.6 | — | — | — | (30.9) | (30.9) |
| Gain (loss) on sale of subsidiary | — | — | — | (1.3) | (1.3) | — | — | — | — | — |
| Net (income) loss attributable to non-controlling interest | — | — | — | (13.4) | (13.4) | — | — | — | 10.5 | 10.5 |
| Income tax (expense) benefit | — | — | (10.4) | 0.1 | (10.3) | — | — | (8.5) | 2.1 | (6.4) |
| Income from discontinued operations, net of tax | — | — | — | 18.5 | 18.5 | | | | 15.4 | 15.4 |
| **Economic Net Income** | $ 40.3 | $ 8.8 | $ (20.9) | $ (1.2) | $ 27.0 | $ 31.2 | $ 17.0 | $ (22.3) | $ 6.7 | $ 32.6 |
| Adjusted EBITDA[2] | $ 45.5 | $ 8.9 | $ (4.4) | $ (23.0) | $ 27.0 | $ 35.9 | $ 17.1 | $ (6.9) | $ (13.5) | $ 32.6 |
| **Segment Assets Under Management ($b)** | $ 111.5 | $ 28.9 | $ 4.7 | $ — | $ 145.1 | $ 79.0 | $ 58.5 | $ 5.8 | $ — | $ 143.3 |

*Please see Definitions and Additional Notes*

*(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

*(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

*(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

*(4) The Company's reportable segments reflect the announced divestiture of Landmark Partners. As a result of this divestiture, Landmark, previously included in the Alternative segment, is now reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other".*

BRIGHTSPHERE Investment Group

18

# Segment Information for Q4'20

| ($ in millions, unless otherwise noted) | Quant & Solutions | Liquid Alpha | Other[4] | Reconciling Items[1] | Total U.S. GAAP[3] |
|---|---|---|---|---|---|
| | Three Months Ended December 31, 2020 | | | | |
| **ENI Revenue** | **$ 96.9** | **$ 35.8** | **$ 6.9** | **$ 1.4** | **$ 141.0** |
| **ENI Operating Expenses** | **39.7** | **10.8** | **10.5** | **10.9** | **71.9** |
| **Earnings before variable compensation** | **57.2** | **25.0** | **(3.6)** | **(9.5)** | **69.1** |
| Variable compensation | 20.1 | 8.0 | 1.8 | 0.7 | 30.6 |
| **Earnings after variable compensation** | **37.1** | **17.0** | **(5.4)** | **(10.2)** | **38.5** |
| Affiliate key employee distributions | 1.4 | 3.2 | (0.1) | — | 4.5 |
| **Earnings after Affiliate key employee distributions** | **35.7** | **13.8** | **(5.3)** | **(10.2)** | **34.0** |
| Net interest income (expense) | — | — | (5.0) | (1.2) | (6.2) |
| Net investment income (loss) | — | — | — | 10.6 | 10.6 |
| Gain (loss) on sale of subsidiary | — | — | — | 234.1 | 234.1 |
| Net (income) loss attributable to non-controlling interest | — | — | — | (7.5) | (7.5) |
| Income tax (expense) benefit | — | — | (10.8) | (66.6) | (77.4) |
| Income from discontinued operations, net of tax | — | — | — | 10.4 | 10.4 |
| **Economic Net Income** | **$ 35.7** | **$ 13.8** | **$ (21.1)** | **$ 169.6** | **$ 198.0** |
| Adjusted EBITDA[2] | $ 40.4 | $ 14.0 | $ (4.4) | $ 148.0 | $ 198.0 |
| **Segment Assets Under Management ($b)** | **$ 107.4** | **$ 25.1** | **$ 5.8** | **$ —** | **$ 138.3** |

*Please see Definitions and Additional Notes*

*(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

*(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

*(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

*(4) The Company's reportable segments reflect the announced divestiture of Landmark Partners. As a result of this divestiture, Landmark, previously included in the Alternative segment, is now reported within discontinued operations and the Alternatives segment no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other".*

BRIGHTSPHERE Investment Group

19

# Assets Under Management Rollforward by Segment

| ($ in billions, unless otherwise noted) | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | December 31, 2020 |
|---|---|---|---|
| **Quant and Solutions** | | | |
| Beginning balance | $ 107.4 | $ 101.9 | $ 95.4 |
| Gross inflows | 2.2 | 3.7 | 3.1 |
| Gross outflows | (6.4) | (3.1) | (5.0) |
| Reinvested income and distributions | 0.6 | 0.9 | 0.6 |
| **Net flows** | **(3.6)** | **1.5** | **(1.3)** |
| Market appreciation (depreciation) | 7.0 | (24.4) | 13.3 |
| Other[1] | 0.7 | — | — |
| **Ending balance** | **$ 111.5** | **$ 79.0** | **$ 107.4** |
| Average AUM[2] | $ 109.3 | $ 92.9 | $ 99.3 |
| **Liquid Alpha** | | | |
| Beginning balance | $ 25.1 | $ 78.7 | $ 65.5 |
| Removal of Affiliates | — | — | (48.6) |
| Gross inflows | 1.7 | 2.8 | 1.4 |
| Gross outflows | (0.6) | (4.3) | (2.0) |
| Reinvested income and distributions | 0.1 | 0.4 | 0.2 |
| **Net flows** | **1.2** | **(1.1)** | **(0.4)** |
| Market appreciation (depreciation) | 2.2 | (19.1) | 8.6 |
| Other[1] | 0.4 | — | — |
| **Ending balance** | **$ 28.9** | **$ 58.5** | **$ 25.1** |
| Average AUM | $ 27.1 | $ 71.1 | $ 44.6 |
| Average AUM of consolidated Affiliates | $ 23.6 | $ 69.0 | $ 41.9 |
| **Other[3]** | | | |
| Beginning balance | $ 5.8 | $ 5.4 | $ 5.8 |
| Gross inflows | — | 0.4 | 0.3 |
| Gross outflows | — | (0.1) | (0.1) |
| **Net flows** | **—** | **0.3** | **0.2** |
| Market depreciation | — | 0.1 | (0.2) |
| Other[1] | (1.1) | — | — |
| **Ending balance** | **$ 4.7** | **$ 5.8** | **$ 5.8** |
| Average AUM[2] | $ 4.7 | $ 5.6 | $ 5.9 |
| **Total** | | | |
| Beginning balance | $ 138.3 | $ 186.0 | $ 166.7 |
| Removal of Affiliates | — | — | (48.6) |
| Gross inflows | 3.9 | 6.9 | 4.8 |
| Gross outflows | (7.0) | (7.5) | (7.1) |
| Reinvested income and distributions | 0.7 | 1.3 | 0.8 |
| **Net flows** | **(2.4)** | **0.7** | **(1.5)** |
| Market appreciation (depreciation) | 9.2 | (43.4) | 21.7 |
| **Ending balance** | **$ 145.1** | **$ 143.3** | **138.3** |
| Discontinued operations adjustment[3] | 18.2 | 18.5 | 18.4 |
| **Adjusted ending balance** | **$ 163.3** | **$ 161.8** | **$ 156.7** |
| Average AUM | $ 141.1 | $ 169.6 | $ 149.8 |
| Average AUM of consolidated Affiliates | $ 137.6 | $ 167.5 | $ 147.1 |
| ENI management fee rate of consolidated Affiliates | 36.9 | 34.3 | 35.9 |
| Basis points: inflows | 43.6 | 34.2 | 34.8 |
| Basis points: outflows | 34.7 | 41.4 | 42.1 |
| **Annualized revenue impact of net flows (in millions)** | **$ (4.6)** | **$ (2.9)** | **$ (9.9)** |

(1) *AUM representing liquid alternative and solutions strategies previously excluded from the Quant & Solutions and Liquid Alpha segments have been reclassified in Q1'21 and are included in the current period metrics above.*
(2) *Average AUM equals average AUM of consolidated Affiliates.*
(3) *The Company's reportable segments reflect the announced divestiture of Landmark Partners. As a result of this divestiture, Landmark, previously included in the Alternative segment, is now reported within discontinued operations and the Alternatives segment no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other".*

BRIGHTSPHERE Investment Group

20

21 Reconciliations and Disclosures

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1][2]

| *($ in millions)* | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | Three Months Ended December 31, 2020 |
|---|---|---|---|
| **U.S. GAAP net income attributable to controlling interests** | $ 27.0 | $ 32.6 | $ 198.0 |
| *Adjustments to reflect the economic earnings of the Company:* | | | |
| 1 Non-cash key employee-owned equity and profit interest revaluations[3] | 3.6 | (27.8) | 4.9 |
| 2 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity[3] | — | 16.5 | — |
| 3 Capital transaction costs[3] | 0.5 | 0.2 | 0.2 |
| 4 Seed/Co-investment (gains) losses and financings[3][6] | (3.9) | 21.3 | (8.9) |
| 5 Tax benefit of goodwill and acquired intangible deductions | 0.3 | 0.4 | 0.6 |
| 6 Discontinued operations attributable to controlling interests and restructuring[3][4] | 1.1 | (14.8) | (232.3) |
| **Total adjustment to reflect earnings of the Company** | $ 1.6 | $ (4.2) | $ (235.5) |
| 7 Tax effect of above adjustments[3] | (0.4) | 1.3 | 64.5 |
| ENI tax normalization | — | (3.8) | 1.4 |
| **Economic net income** | $ 28.2 | $ 25.9 | $ 28.4 |
| ENI net interest expense to third parties | 5.4 | 5.6 | 5.0 |
| Depreciation and amortization[5] | 6.0 | 6.1 | 5.8 |
| Tax on Economic Net Income | 10.4 | 8.5 | 10.8 |
| **Adjusted EBITDA** | $ 50.0 | $ 46.1 | $ 50.0 |

## ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*
(2) *Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*
(3) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*
(4) *The three months ended March 31, 2021 includes income from discontinued operations attributable to controlling interests of $(2.0) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $1.5 million and a loss on sale of business unit of $1.3 million. The three months ended March 31, 2020 includes income from discontinued operations attributable to controlling interests of $(15.5) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Affiliates of $0.4 million. The three months ended December 31, 2020 includes income from discontinued operations attributable to controlling interests of $(3.5) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.6 million, restructuring related expenses at the Center and Affiliates of $4.6 million and a gain on sale of Affiliates of $(234.1) million.*
(5) *Includes non-cash equity-based award amortization expense.*
(6) *Includes seed/co-investment (gains) losses attributable to discontinued operations.*

BRIGHTSPHERE Investment Group

22

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

**Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income[2]**

*($)*

| | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | Three Months Ended December 31, 2020 |
|---|---|---|---|
| **U.S. GAAP net income per share** | $ 0.33 | $ 0.38 | $ 2.42 |
| *Adjustments to reflect the economic earnings of the Company:* | | | |
| i. Non-cash key employee-owned equity and profit interest revaluations | 0.04 | (0.33) | 0.06 |
| ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity | — | 0.19 | — |
| iii. Capital transaction costs | 0.01 | — | — |
| iv. Seed/Co-investment (gains) losses and financing | (0.05) | 0.25 | (0.11) |
| v. Tax benefit of goodwill and acquired intangibles deductions | — | — | 0.01 |
| vi. Discontinued operations and restructuring[3] | 0.01 | (0.17) | (2.84) |
| vii. ENI tax normalization | — | (0.04) | 0.02 |
| Tax effect of above adjustments, as applicable | — | 0.02 | 0.79 |
| **Economic net income per share** | $ 0.34 | $ 0.30 | $ 0.35 |

**Reconciliation of U.S. GAAP Revenue to ENI Revenue[2]**

*($ in millions)*

| | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | Three Months Ended December 31, 2020 |
|---|---|---|---|
| **U.S. GAAP revenue** | $ 131.2 | $ 146.7 | $ 141.0 |
| Include investment return on equity-accounted Affiliates | 1.1 | 0.6 | 0.8 |
| Exclude revenue from consolidated Funds | — | (1.5) | (0.9) |
| Exclude fixed compensation reimbursed by customers | (1.0) | (1.1) | (1.3) |
| **ENI revenue** | $ 131.3 | $ 144.7 | $ 139.6 |

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*
(2) *Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*
(3) *Item vi. includes an adjustment to exclude $2.83 per share relating to the U.S. GAAP gain on sale of Barrow Hanley for the three months ended December 31, 2020.*

BRIGHTSPHERE Investment Group

23

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

**Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense[2]**

| *($ in millions)* | Three Months Ended March 31, 2021 | Three Months Ended March 31, 2020 | Three Months Ended December 31, 2020 |
|---|---|---|---|
| **U.S. GAAP operating expense** | **$ 94.1** | **$ 95.2** | **$ 107.0** |
| *Less: items excluded from ENI* | | | |
| Non-cash key employee-owned equity and profit interest revaluations | (3.6) | 27.8 | (4.9) |
| Goodwill impairment and amortization of acquired intangible assets | — | (16.4) | — |
| Capital transaction costs | (0.4) | — | — |
| Restructuring costs[3] | (1.8) | (0.7) | (5.3) |
| Compensation reimbursed by customers | (1.0) | (1.1) | (1.3) |
| Funds' operating expense | — | (0.1) | (0.1) |
| *Less: items segregated out of U.S. GAAP operating expense* | | | |
| Variable compensation[4] | (27.9) | (30.9) | (29.9) |
| Affiliate key employee distributions | (3.9) | (4.0) | (4.5) |
| **ENI operating expense** | **$ 55.5** | **$ 69.8** | **$ 61.0** |

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods.*

(3) *The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $1.5 million. The three months ended March 31, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Affiliates of $0.4 million. The three months ended December 31, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.6 million and restructuring related expenses at the Center and Affiliates of $4.6 million.*

(4) *Represents ENI variable compensation. For the three months ended March 31, 2021, March 31, 2020, and December 31, 2020, the U.S. GAAP equivalent of variable compensation was $28.4 million, $31.3 million and $30.6 million, respectively.*

BRIGHTSPHERE Investment Group

24

25 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI(2) ($ in millions) Three Months Ended March 31, March 31, December 31, 2021 2020 2020 U.S. GAAP pre-tax income from continuing operations $ 32.2 $ 13.1 $ 272.5 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 3.6 (27.8) 4.9 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity — 16.5 — Capital transaction costs 0.5 0.2 0.2 Seed/Co-investment (gains) losses and financings (0.8) 21.1 (7.5) Restructuring costs(3) 3.1 0.7 (228.8) Net (income) loss attributable to non-controlling interests from continuing operations — 10.6 (2.1) Pre-tax ENI $ 38.6 $ 34.4 $ 39.2 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) Reflects reclassification of Landmark Partners to discontinued operations for current and prior periods. (3) The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $1.5 million and a loss on sale of subsidiary of $1.3 million. The three months ended March 31, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Affiliates of $0.4 million. The three months ended December 31, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.6 million, restructuring related expenses at the Center and Affiliates of $4.6 million and a gain on sale of Affiliates of $(234.1) million.

26 Reconciliation of per-share Landmark U.S. GAAP Net Income to Landmark Economic Net Income ($) Three Months Ended March 31, March 31, 2021 2020 Landmark U.S. GAAP net income per share $ 0.03 $ 0.18 Adjustments to reflect the economic earnings of the Company: i. Non-cash key employee-owned equity and profit interest revaluations 0.03 (0.25) ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity 0.02 0.03 iii. Capital transaction costs — — iv. Seed/Co-investment (gains) losses and financing — — v. Tax benefit of goodwill and acquired intangibles deductions 0.02 0.02 vi. The impact of a one-time compensation arrangement that includes advances against future compensation payments 0.03 0.07 vii. ENI tax normalization — 0.05 Tax effect of above adjustments, as applicable (0.02) — Landmark Economic net income per share $ 0.11 $ 0.10 Reconciliations from U.S. GAAP to Non-GAAP Measures (cont.)

27 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” or “Parent” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through three(1) asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. __________________________________________________________ (1) In the first quarter of 2021, BrightSphere announced the divestiture of Investment Counselors of Maryland and Landmark Partners, which are each expected to close in the second half of 2021. This figure gives effect to these divestitures.

28 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

29 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. n/m “Not meaningful.”